UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - April 19, 2018

Farmers Capital Bank Corporation

(Exact name of registrant as specified in its charter)

Kentucky	0-14412	61-1017851
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 309 202 West Main St. Frankfort, KY	40601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 227-1668

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 19, 2018, Wesbanco, Inc. (“WesBanco”) and Farmers Capital Bank Corporation (“Farmers Capital”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) providing for the merger of Farmers Capital with and into WesBanco (the “Merger”) upon the terms and subject to the conditions set forth in the Merger Agreement. As a result of the Merger, the separate corporate existence of Farmers Capital will cease and WesBanco will continue as the surviving corporation in the Merger. The Merger Agreement also provides that, immediately following the completion of the Merger, United Bank & Capital Trust Company, a Kentucky state-chartered commercial bank and a wholly-owned subsidiary of Farmers Capital, will merge with and into Wesbanco Bank, Inc., a West Virginia banking corporation and a wholly-owned subsidiary of WesBanco (the “Bank Merger”), with Wesbanco Bank, Inc. continuing as the surviving bank in the Bank Merger. The Merger Agreement was unanimously approved by the Board of Directors of each of WesBanco and Farmers Capital.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, Farmers Capital shareholders will have the right to receive (i) 1.053 shares of WesBanco common stock and (ii) $5.00 in cash, without interest, for each share of Farmers Capital common stock.

The Merger Agreement contains customary representations and warranties from both WesBanco and Farmers Capital, and each party has agreed to customary covenants, including, among others, covenants relating to the conduct of its business during the interim period between the execution of the Merger Agreement and the effective time of the Merger and, in the case of Farmers Capital, its obligation, subject to certain exceptions, to recommend that its shareholders approve the Merger Agreement and its non-solicitation obligations relating to alternative acquisition proposals. The Merger Agreement contains certain termination rights for both WesBanco and Farmers Capital and further provides that, upon termination of the Merger Agreement under certain circumstances, Farmers Capital may be obligated to pay WesBanco a termination fee of $12,000,000.

At the effective time of the Merger, one member of Farmers Capital’s current Board of Directors will be appointed to the Board of Directors of WesBanco and WesBanco Bank, Inc.

Consummation of the Merger is subject to a number of customary conditions, including, but not limited to, the approval of the Merger Agreement by the shareholders of Farmers Capital and the receipt of all required regulatory approvals.

As a condition to WesBanco’s willingness to enter into the Merger Agreement, each of the directors and certain of the executive officers of Farmers Capital have entered into substantially identical voting agreements (each, a “Voting Agreement”) with WesBanco pursuant to which they have agreed to vote their shares in favor of the Merger. A form of the Voting Agreement is attached as Exhibit B to the Merger Agreement and is incorporated herein by reference.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference in its entirety. The foregoing summary of the Merger Agreement in this Item 1.01 is not complete and is qualified in its entirety by reference to the complete text of the Merger Agreement.

Additional Information About the Merger and Where to Find It

In connection with the proposed Merger, WesBanco will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a Proxy Statement of Farmers Capital and a Prospectus of WesBanco, as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS OF FARMERS CAPITAL AND OTHER INTERESTED PARTIES ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Proxy Statement/Prospectus will be mailed to shareholders of Farmers Capital prior to the Farmers Capital shareholder meeting, which has not yet been scheduled. In addition, when the Registration Statement on Form S-4, which will include the Proxy Statements/Prospectus, and other related documents is filed by WesBanco with the SEC, it may be obtained for free at the SEC’s website at http://www.sec.gov, on the NASDAQ website at http://www.nasdaq.com and from either WesBanco’s or Farmers Capital’s website at http://www.wesbanco.com or http://www.farmerscapital.com, respectively.

Participants in the Solicitation

WesBanco and Farmers Capital and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Farmers Capital in connection with the proposed Merger. Information about the directors and executive officers of WesBanco is set forth in the proxy statement for WesBanco’s 2018 annual meeting of shareholders, as filed with the SEC on March 13, 2018. Information about the directors and executive officers of Farmers Capital is set forth in the proxy statement for Farmers Capital’s 2018 annual meeting of shareholders, as filed with the SEC on April 2, 2018. Information about any other persons who may, under the rules of the SEC, be considered participants in the solicitation of Farmers Capital shareholders in connection with the proposed Merger will be included in the Proxy Statement/Prospectus. You can obtain free copies of these documents from the SEC, WesBanco or Farmers Capital using the website information above. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

FARMERS CAPITAL SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS WITH RESPECT TO THE PROPOSED MERGER.

Item 7.01 Regulation FD Disclosure

WesBanco and Farmers Capital will host a conference call and webcast to discuss the Merger Agreement and Merger on April 20, 2018 at 3:00 p.m. ET. Interested parties can access the live webcast of the conference call through the Investor Relations section of WesBanco’s website, www.wesbanco.com. Participants can also listen to the conference call by dialing 888-347-6607 (domestic), 855-669-9657 (Canada), or 412-902-4290 (international), and asking to be joined into the WesBanco call. Interested parties should log in or dial in at least 10 minutes prior to the start time to ensure a connection. WesBanco has prepared an investor presentation to accompany the call which will be available through the Investor Relations section of its website, www.wesbanco.com. A copy of this investor presentation is also attached as Exhibit 99.1 to the Form 8-K filed by Wesbanco on April 19, 2018. In addition, a copy of a presentation given to employees of Farmers Capital regarding the Merger is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section.

Item 8.01 Other Events

On April 19, 2018, WesBanco and Farmers Capital issued a joint press release announcing the signing of the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Cautionary Statement

The Merger Agreement and form of Voting Agreement have been included in this report to provide investors with information regarding their terms. Except for the status of each such agreement as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described in this report, the Merger Agreement and form of Voting Agreement are not intended to be a source of factual, business or operational information about the parties thereto.

The representations, warranties, covenants and agreements made by the parties to the Merger Agreement are made as of specific dates and are qualified and limited, including by information in disclosure schedules that the parties exchanged in connection with the execution of such Merger Agreement. Moreover, certain of the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders. Representations and warranties may be used as a tool to allocate risks between the parties to the Merger Agreement, including where the parties do not have complete knowledge of all facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding WesBanco or Farmers Capital, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding WesBanco, Farmers Capital, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a proxy statement of Farmers Capital and a prospectus of WesBanco, as well as in the Forms 10-K, Forms 10-Q and other filings that each of WesBanco and Farmers Capital make with the SEC.

Forward-Looking Statements

Matters set forth in this filing contain certain forward-looking statements, including certain plans, expectations, goals, and projections, and including statements about the benefits of the proposed Merger between WesBanco and Farmers Capital, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: the businesses of WesBanco and Farmers Capital may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the proposed Merger may not be fully realized within the expected timeframes; disruption from the proposed Merger may make it more difficult to maintain relationships with clients, associates, or suppliers; the required governmental approvals of the proposed Merger may not be obtained on the expected terms and schedule; Farmers Capital’s shareholders may not approve the proposed Merger; changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure; and other factors described in WesBanco’s 2017 Annual Report on Form 10-K, Farmers Capital’s 2017 Annual Report on Form 10-K, and documents subsequently filed by WesBanco and Farmers Capital with the Securities and Exchange Commission. All forward-looking statements included in this filing are based on information available at the time of the release. Neither WesBanco nor Farmers Capital assumes any obligation to update any forward-looking statement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

2.1 -	Agreement and Plan of Merger dated April 19, 2018 by and between Wesbanco, Inc., Wesbanco Bank, Inc., Farmers Capital Bank Corporation and United Bank & Capital Trust Company.*

99.1 -	Merger presentation for employees of Farmers Capital Bank Corporation.

99.2 -	Joint Press release issued by Wesbanco, Inc. and Farmers Capital Bank Corporation, dated April 19, 2018, announcing the execution of the Agreement and Plan of Merger.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K but Wesbanco, Inc. will provide them to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Farmers Capital Bank Corporation

4-19-18	/s/ Mark A. Hampton
Date	Mark A. Hampton
Executive Vice President, Secretary and Chief Financial Officer